EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of February 1, 2003 (the "Effective Date") by and between iDial Networks, Inc., a Nevada corporation, with an office located at 2204 Timberloch Place, Suite 225, The Woodlands, TX 77380 (the "Company") and Thomas G. Seifert, an individual with an address 22384 Quail Run Drive, Parker, Colorado 80138 ("Seifert").

WHEREAS,  the  Company  provides  enhanced   telecommunication   services  using
voice-over-internet technology; and

WHEREAS, Seifert has had experience in the financial management of businesses developing Internet applications, and providing Internet and wireless services; and

WHEREAS, the Company desires to retain the services of Seifert; and

WHEREAS, Seifert is willing to be employed by the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:


1. Employment. Seifert is hereby employed and engaged to serve the Company as the Chief Financial Officer of the Company, or such additional titles as the Company shall specify from time to time, and Seifert does hereby accept, and Seifert hereby agrees to such engagement and employment. At all times during the term of Seifert's employment, he shall remain a member of the Board of Directors of the Company.

2. Duties. Seifert shall be responsible for the financial management of the Company. In addition, Seifert's duties shall be such duties and responsibilities as the Company shall specify from time to time, and shall entail those duties customarily performed by the Chief Financial Officer of a company with a sales volume and number of employees commensurate with those of the Company. Seifert shall have such authority, discretion, power and responsibility, and shall be entitled to office, secretarial and other facilities and conditions of employment, as are customary or appropriate to his position. Seifert shall diligently and faithfully execute and perform such duties and responsibilities, subject to the general supervision and control of the Company's board of directors. Seifert shall be responsible and report only to the Company's board of directors. The Company's board of directors, in its sole and absolute discretion, shall determine Seifert's duties and responsibilities and may assign or reassign Seifert to such duties and responsibilities as it deems in the Company's best interest. Seifert shall devote his full-time attention, energy, and skill during normal business hours to the business and affairs of the Company and shall not, during the Employment Term, as that term is defined below, be actively engaged in any other business activity, except with the prior written consent of the Company's board of directors.

Nothing in this Agreement shall preclude Seifert from devoting reasonable periods required for:

          (a)  serving  as  a  director  or  member  of  a   committee   of  any
               organization or corporation involving no conflict of interest with the interests of the Company;

          (b) serving as a consultant in his area of expertise (in areas other than in connection with the business of the Company), to government, industrial, and academic panels where it does not conflict with the interests of the Company; and

          (c) managing his personal investments or engaging in any other non-competing business; provided that such activities do not materially interfere with the regular performance of his duties and responsibilities under this Agreement as determined by the Company.
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3. Best Efforts of Seifert.  During his  employment  hereunder,  Seifert  shall, subject to the direction and supervision of the Company's board of directors, devote his full business time, best efforts, business judgment, skill, and knowledge to the advancement of the Company's interests and to the discharge of his duties and responsibilities hereunder. Notwithstanding the foregoing, nothing herein shall be construed as preventing Seifert from investing his assets in any business.

4. Employment Term. Unless terminated pursuant to Section 12 of this Agreement, the term of this Agreement shall commence as of the Effective Date of this Agreement and shall continue for a term of thirty-six (36) months (the "Initial Term"), and shall be automatically renewed for successive one (1) year terms (the "Renewal Term") unless a party hereto delivers to the other party written notice of such party's intention not to renew at least thirty (30) days prior to the end of the Initial Term or the applicable Renewal Term, as the case may be. (the terms "Initial Term" and "Renewal Term" will collectively hereinafter be referred to as the "Employment Term").

5. Compensation of Seifert.

          (a) Base Compensation. As compensation for the services provided by Seifert under this Agreement, the Company shall pay Seifert an annual salary of One Hundred Eighty Thousand Dollars ($180,000) during the first year of the Employment Term, One Hundred Ninety Thousand Dollars ($190,000) during the second year of the Employment Term and Two Hundred Thousand Dollars ($200,000) during the third year of the Employment Term. Upon each subsequent one (1) year renewal of Seifert's employment in accordance with Section 4, the Company shall increase Seifert's annual salary by ten percent (10%). The compensation of Seifert under this Section shall be paid in accordance with the Company's usual payroll procedures.

          (b) Bonus. In addition to the above base compensation, Seifert shall be eligible to receive an annual bonus determined by the Board of Directors based on the performance of the Company.

          (c) Stock and Stock Options. Seifert shall also be eligible to receive shares of the Company's authorized stock and options to purchase shares of the Company's authorized stock from time to time as determined by the Board of Directors.

6. Benefits. Seifert shall also be entitled to participate in any and all Company benefit plans, from time to time, in effect for employees of the Company. Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies.

7. Vacation, Sick Leave and Holidays. Seifert shall be entitled to four (4) weeks of paid vacation, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies. In addition, Seifert shall be entitled to such sick leave and holidays at full pay in accordance with the Company's policies established and in effect from time to time.

8. Business Expenses. The Company shall promptly reimburse Seifert for all reasonable out-of-pocket business expenses incurred in performing Seifert's duties and responsibilities hereunder in accordance with the Company's policies, provided Seifert promptly furnishes to the Company adequate records of each such business expense.

9. Location of Seifert's Activities. Seifert's principal place of business in the performance of his duties and obligations under this Agreement shall be at a place to be determined by the Board of Directors. Notwithstanding the preceding sentence, Seifert will engage in such travel and spend such time in other places as may be necessary or appropriate in furtherance of his duties hereunder.

10. Confidentiality. Seifert recognizes that the Company has and will have business affairs, products, future plans, trade secrets, customer lists, and other vital information (collectively "Confidential Information") that are valuable assets of the Company. Seifert agrees that he shall not at any time or in any manner, either directly or indirectly, divulge, disclose, or communicate in any manner any Confidential Information to any third party without the prior written consent of the Company's board of directors. Seifert will protect the Confidential

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Information and treat it as strictly confidential.

11. Non-Competition. Seifert acknowledges that he has gained, and will gain extensive knowledge in the business conducted by the Company and has had, and will have, extensive contacts with customers of the Company. Accordingly, Seifert agrees that he shall not compete directly or indirectly with the Company, either during the Employment Term or during the one (1) year period immediately after the termination of Seifert's employment under Section 12 and shall not, during such period, make public statements in derogation of the Company. For the purposes of this Section 11, competing directly or indirectly with the Company shall mean engaging, directly or indirectly, as principle owner, officer, partner, consultant, advisor, or otherwise, either alone or in association with others, in the operation of any entity engaged in a business similar to that of the Company's.

12.  Termination.  Notwithstanding  any other provisions hereof to the contrary,
Seifert's   employment   hereunder   shall   terminate   under   the   following
circumstances:

          (a) Voluntary Termination by Seifert. Seifert shall have the right to voluntarily terminate this Agreement and his employment hereunder at any time during the Employment Term.

          (b) Voluntary Termination by the Company. The Company shall have the right to voluntarily terminate this Agreement and Seifert's employment hereunder at any time after the Employment Term. Termination of Seifert's employment pursuant to this Section 12(b) shall not be effective unless the Company shall have first given Seifert a written notice thereof at least thirty (30) days prior to the annual anniversary of Seifert's employment under this Agreement.

          (c) Termination for Cause. The Company shall have the right to terminate this Agreement and Seifert's employment hereunder at any time for cause. As used in this Agreement, "cause" shall mean refusal by Seifert to implement or adhere to lawful policies or directives of the Company's board of directors, breach of this Agreement, Seifert's conviction of a felony, other conduct of a criminal nature that may have a material adverse impact on the Company's reputation, breach of fiduciary duty or the criminal misappropriation by Seifert of funds from or resources of the Company. Cause shall not be deemed to exist unless the Company shall have first given Seifert a written notice thereof specifying in reasonable detail the facts and circumstances alleged to constitute "cause" and thirty (30) days after such notice such conduct has, or such circumstances have, as the case may be, not entirely ceased and not been entirely remedied.

          (d) Termination Upon Death or for Disability. This Agreement and Seifert's employment hereunder, shall automatically terminate upon Seifert's death or upon written notice to Seifert and certification of Seifert's disability by a qualified physician or a panel of qualified physicians if Seifert becomes disabled beyond a period of twelve (12) months and is unable to perform the duties contain in this Agreement.

          (e) Effect of Termination. In the event that this Agreement and Seifert's employment is voluntarily terminated by Seifert pursuant to Section 12(a), or in the event the Company voluntarily terminates this Agreement pursuant to Section 12(b) or for cause pursuant to Section 12(c), all obligations of the Company and all duties, responsibilities and obligations of Seifert under this Agreement shall cease. Upon such termination, the Company shall (i) pay Seifert a cash lump sum within 48 hours equal to (x) all accrued base salary through the date of termination plus all accrued vacation pay and bonuses, if any, plus (y) as severance compensation, an amount equal to the greater of (A) twelve (12) months of Seifert's base salary (at the highest rate in effect during the Employment Term of this Agreement), or (B) Seifert's then base salary for the remaining Employment Term of this Agreement; (ii) the Company shall obtain the release of any assets that have been pledged by Seifert as collateral (the "Seifert Collateral") on the Company's behalf within 5 business days and if the Company is not able to obtain such release then the Company shall replace such assets (the "Replacement Assets"); provided, however, in the event that the Seifert Collateral is returned to Seifert, then the Replacement Assets shall be returned to the Company; (iii) provide, at the Company's expense, coverage to Seifert under the life, accident and disability insurance policies available to the senior management executives of the Company and to Seifert and his dependents under the health, dental and vision insurance plans available

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
               to the Company's senior management executives and their dependents or, in the event any of such life, accident, disability, health, dental or vision insurance are not continued or Seifert is not eligible for coverage thereunder due to his termination of employment, the Company shall pay for the premiums for equivalent coverage, in any event, for a period of twelve
               (12) months after the date of termination; (iv) provide an office, secretarial support and access to equipment and supplies for a period of six (6) months after the date of termination; and
               (v) provide Seifert reasonable outplacement services. In the event this Agreement is terminated upon the death or disability of Seifert pursuant to Section 12(d), Seifert shall be entitled to all compensation pursuant to Section 5 for the period between the effective termination date to the end of the Employment Term pursuant to Section 4. Payment will be made to Seifert or Seifert's appointed trustee. In the event of a merger, consolidation, sale, or change of control, the Company's rights hereunder shall be assigned to the surviving or resulting company, which company shall then honor this Agreement with Seifert.

13. Resignation as Officer. In the event that Seifert's employment with the Company is terminated for any reason whatsoever, Seifert agrees to immediately resign as an Officer and/or Director of the Company and any related entities. For the purposes of this Section 13, the term the "Company" shall be deemed to include subsidiaries, parents, and affiliates of the Company.

14. Governing Law, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any applicable conflicts of law provisions.

15. Business Opportunities. During the Employment Term Seifert agrees to bring to the attention of the Company's board of directors all written business proposals that come to Seifert's attention and all business or investment opportunities of whatever nature that are created or devised by Seifert and that relate to areas in which the Company conducts business and might reasonably be expected to be of interest to the Company or any of its subsidiaries.

16. Employee's Representations and Warranties. Seifert hereby represents and warrants that he is not under any contractual obligation to any other company, entity or individual that would prohibit or impede Seifert from performing his duties and responsibilities under this Agreement and that he is free to enter into and perform the duties and responsibilities required by this Agreement. Seifert hereby agrees to indemnify and hold the Company and its officers, directors, employees, shareholders and agents harmless in connection with the representations and warranties made by Seifert in this Section 16.


17.  Indemnification.

          (a) The Company agrees that if Seifert is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Seifert's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Seifert shall be indemnified and held harmless by the Company to the fullest extent permitted or authorized by the Company's certificate of incorporation or bylaws or, if greater, by the laws of the State of Texas, against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Seifert in connection therewith, and such indemnification shall continue as to Seifert even if he has ceased to be a director, member, employee or agent of the Company or other entity and shall inure to the benefit of Seifert's heirs, executors and administrators. The Company shall advance to Seifert to the extent permitted by law all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request, with appropriate documentation, for such advance. Such request shall include an undertaking by Seifert to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

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
          (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Seifert that indemnification of Seifert is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that Seifert has not met such applicable standard of conduct, shall create a presumption that Seifert has not met the applicable standard of conduct.

          (c) The Company agrees to continue and maintain a directors' and officers' liability insurance policy covering Seifert to the extent the Company provides such coverage for its other executive officers.

          (d) Promptly after receipt by Seifert of notice of any claim or the commencement of any action or proceeding with respect to which Seifert is entitled to indemnity hereunder, Seifert shall notify the Company in writing of such claim or the commencement of such action or proceeding, and the Company shall (i) assume the defense of such action or proceeding, (ii) employ counsel reasonably satisfactory to Seifert, and (iii) pay the reasonable fees and expenses of such counsel. Notwithstanding the preceding sentence, Seifert shall be entitled to employ counsel separate from counsel for the Company and from any other party in such action if Seifert reasonably determines that a conflict of interest exists which makes representation by counsel chosen by the Company not advisable. In such event, the reasonable fees and disbursements of such separate counsel for Seifert shall be paid by the Company to the extent permitted by law.

          (e) After the termination of this Agreement and upon the request of Seifert, the Company agrees to reimburse Seifert for all reasonable travel, legal and other out-of-pocket expenses related to assisting the Company to prepare for or defend against any action, suit, proceeding or claim brought or threatened to be brought against the Company or to prepare for or institute any action, suit, proceeding or claim to be brought or threatened to be brought against a third party arising out of or based upon the transactions contemplated herein and in providing evidence, producing documents or otherwise participating in any such action, suit, proceeding or claim. In the event Seifert is required to appear after termination of this Agreement at a judicial or regulatory hearing in connection with Seifert's employment hereunder, or Seifert's role in connection therewith, the Company agrees to pay Seifert a sum, to be mutually agreed upon by Seifert and the Company, per diem for each day of his appearance and each day of preparation therefor.

18. Notices. All demands, notices, and other communications to be given hereunder, if any, shall be in writing and shall be sufficient for all purposes if personally delivered, sent by facsimile or sent by United States mail to the address below or such other address or addresses as such party may hereafter designate in writing to the other party as herein provided.

Company:                                                Seifert:
iDial Networks, Inc.                                    Thomas Seifert
2204 Timberloch Place, Suite 225                        22384 Quail Run Drive
The Woodlands, TX 77380                                 Parker, Co 80138

19. Entire Agreement. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement, whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties. This Agreement may be modified or amended, if the amendment is made in writing and is signed by both parties. This Agreement is for the unique personal services of Seifert and is not assignable or delegable, in whole or in part, by Seifert. This Agreement may be assigned or delegated, in whole or in part, by the Company and, in such case, shall be assumed by and become binding upon the person, firm, company, corporation or business organization or entity to which this Agreement is assigned. The headings contained in this Agreement are for reference only and shall not in any way affect the meaning or interpretation of this Agreement. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Agreement. This Agreement

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may be  executed in two or more  counterparts,  each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and, in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

                  [Remainder of page intentionally left blank.]

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IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the day and year first above written.


IDIAL NETWORKS, INC.:                                     THOMAS G. SEIFERT:


By:        ______________                                 __________________

Name:      Mark T. Wood                                   Thomas G. Seifert

Title:     Chief Executive Officer and Chairman

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